Exhibit 99.1

News Release

Contacts:		Mellon
	Media:	Ken Herz (U.S.)	Ron Gruendl (U.S.)	Jamie Brookes (U.K.)
		(412) 234-0850	(412) 234-7157	+44 (0) 20 7163 2146
		herz.kb@mellon.com	gruendl.rr@mellon.com	brookes.j@mellon.com

	Analysts:	Steve Lackey	Andy Clark
		(412) 234-5601	(412) 234-4633
		lackey.s@mellon.com	clark.aj@mellon.com

FOR IMMEDIATE RELEASE

MELLON TO ACQUIRE WALTER SCOTT & PARTNERS;

EXPAND INTERNATIONAL ASSET MANAGEMENT BUSINESS

— Top-performing global equity manager joins Mellon’s boutique structure —

PITTSBURGH and LONDON, May 17, 2006 — Mellon Financial Corporation today announced it has agreed to purchase Walter Scott & Partners Limited, an Edinburgh, Scotland-based equity investment firm specializing in global and international strategies with approximately $27 billion (£14.3 billion) under management. Walter Scott & Partners will join the growing roster of investment boutiques of Mellon Asset Management, a leading global asset management franchise. The move also extends Mellon Asset Management’s strategy of building the depth and diversity of non-U.S. investment strategies to meet the growing demands of sophisticated investors. With the acquisition, Mellon will have more than $880 billion (£465 billion) in assets under management. The transaction, which will be paid in a combination of cash and stock, is expected to close by the end of the third quarter of 2006. No other terms were disclosed.

“Asset management is Mellon’s largest and fastest-growing business, and the acquisition of Walter Scott & Partners adds significant global investing capabilities to our already formidable strengths,” said Robert P. Kelly, Mellon chairman, president and chief executive officer. “In addition to meeting our strategic objectives, Walter Scott & Partners is expected to generate an internal rate of return (IRR) in the upper teens and to be accretive to generally accepted accounting principles (GAAP) and cash earnings per share in 2006 and thereafter.”

Ronald P. O’Hanley, Mellon vice chairman and president of Mellon Asset Management, pointed out that Mellon’s global/international assets under management have grown in the last decade from $2 billion (£1.05 billion) to more than $100 billion (£52.9 billion). “The acquisition of Walter Scott & Partners helps accelerate that growth, not just in assets under management, but also in terms of strategies offered and clients reached worldwide,” he said. “In addition, Walter Scott & Partners has an extensive track record with clients and consultants in North America, enabling Mellon to very quickly offer Walter Scott & Partners’ investment capabilities to Mellon’s clients both in and outside of the United States.”

In line with Mellon’s multi-boutique asset management model, Walter Scott & Partners will remain an independent subsidiary with no change to its structure or investment philosophy. It also will retain its name and location, and day-to-day management will reside with the current team, which includes Walter Scott, the company’s founder, its managing director and other senior management. Prior to founding Walter Scott & Partners in 1983, Scott managed the institutional asset management business at Ivory & Sime Limited. He will continue to serve as chairman of the organization, which has about 60 employees, and report directly to O’Hanley.

Walter Scott & Partners’ investment philosophy seeks strong, long-term performance by focusing its internal research on successful growth companies worldwide, and then implementing a buy-and-hold strategy. Walter Scott & Partners has a global client base with significant relationships in the United States, Canada, Japan, Australia and continental Europe. It is expected that Walter Scott & Partners will extend its reach in North America and other non-U.S. locations through Mellon’s distribution system and existing client base.

“Walter Scott & Partners is a remarkable success story and we are delighted that they chose to join Mellon. This is a tremendous endorsement for the Mellon Asset Management business model, which enables a firm like Walter Scott & Partners to focus on its investment excellence,” O’Hanley said. “We are quite fortunate to partner with an organization with such an impressive management team and capabilities. We are also extremely pleased that Walter will continue to oversee Walter Scott & Partners’ activities and become a key contributor to the development of our global asset management strategy.”

“Mellon’s commitment to owning independent investment firms and leaving them autonomous ensures Walter Scott & Partners’ investment independence,” Scott said. “Our business was established with the goal of helping its clients meet their investment objectives by investing in the best companies we could find around the world. This has been our firm’s sole business from the outset and it remains so today. Our competitive advantage lies in original investment research, carried out by a team of excellent people, all trained at Walter Scott & Partners. This investment ‘engine’ is the primary value-adding part of our firm, and we are confident our future with Mellon will continue to meet and exceed our clients’ expectations.”

Mellon Asset Management is a leading global provider of investment management products and services offering a broad range of equity, fixed-income, hedge and liquidity management products through individual asset management companies and multiple distribution channels. Its other investment boutiques include The Boston Company Asset Management, EACM Advisors, Franklin Portfolio Associates, Mellon Capital Management, Mellon Equity Associates, Mellon Global Alternative Investments, Mellon HBV Alternative Strategies, Newton Investment Management, Pareto Investment Management, Standish Mellon Asset Management, and Hamon Investment Group. The Dreyfus Corporation serves mutual fund and retail intermediary clients in the United States, while Mellon Global Investments serves non-U.S. clients. Other information is available at www.mellonam.com.

Mellon Financial Corporation is a global financial services company. Headquartered in Pittsburgh, Mellon is one of the world’s leading providers of financial services for institutions, corporations and high net worth individuals, providing asset management, private wealth management, asset servicing, and payment solutions and investor services. Mellon has approximately $4.9 trillion (£2.59 billion) in assets under management, administration or custody, including $808 billion (£427.5 billion) under management. News and other information about Mellon is available at www.mellon.com.

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This press release contains statements relating to future results of Mellon Financial Corporation that are considered “forward-looking statements.” These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, plans for, implications of and the financial impact of the announced transaction. These forward-looking statements, and other forward-looking statements contained in other public disclosures of Mellon Financial Corporation which make reference to the cautionary factors contained in this press release, are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond Mellon Financial Corporation’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to: changes in political and economic conditions; equity, fixed-income and FX market fluctuations; success in gaining regulatory approvals when required; client retention rates; integrations of acquired businesses; and other risks and uncertainties detailed in Mellon Financial Corporation’s Annual Report on Form 10-K for the year ended Dec. 31, 2005 and in subsequent reports filed by Mellon Financial Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. All statements speak only as of May 17, 2006, and Mellon Financial Corporation undertakes no obligation to update any statement to reflect events or circumstances after May 17, 2006 or to reflect the occurrence of unanticipated events.